Exhibit 23.2


                       Consent of Independent Accountants



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated May 29, 1999, except for Note 7 as to which the date is October 1, 1998, appearing on page 5 of Hollywood Entertainment Corporation's Current Report on Form 8-K/A dated October 1, 1998. We also consent to the references to us under the headings "Experts" in such Prospectus.


PricewaterhouseCoopers LLP


San Francisco, California
July 15, 1999